UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 22, 2009

LYDALL, INC.

(Exact name of registrant as specified in its charter)

Commission file number: 1-7665

Delaware	06-0865505
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Colonial Road, Manchester, Connecticut	06042
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (860) 646-1233

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On June 22, 2009, the Board of Directors of Lydall, Inc. (the “Company”) authorized and declared a dividend distribution (the “Distribution”) of one Right for each outstanding share of common stock, par value $0.10 per share (the “Common Stock”), of the Company. The distribution is payable to holders of record on July 6, 2009 (the “Record Date”). Each Right entitles the registered holder to purchase from the Company, under certain circumstances, one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $1.00 per share (the “Preferred Stock”) of the Company, at a price of $20.00 per one one-thousandth of a share (the “Purchase Price”), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the “Rights Agreement”) dated June 23, 2009 between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent (the “Rights Agent”).

Distribution Date; Transfer of Rights

Until the earlier to occur of (i) the close of business on the tenth calendar day following the first date of public announcement (the “Shares Acquisition Date”) (or, if the tenth calendar day after the Share Acquisition Date occurs before the Record Date, the close of business on the Record Date) that a person or group of affiliated or associated persons (an “Acquiring Person”) acquired, or obtained the right to acquire, beneficial ownership of Common Stock or other voting securities (“Voting Stock”) that have 15% or more of the voting power of the outstanding shares of Voting Stock or (ii) the close of business on the tenth calendar day (or such later date as may be determined by action of the Board of Directors prior to the time any person or group of affiliated persons becomes an Acquiring Person) following the commencement or announcement of an intention to commence a tender offer or exchange offer, the consummation of which would result in such person or group acquiring, or obtaining the right to acquire, beneficial ownership of Voting Stock having 15% or more of the voting power of the outstanding shares of Voting Stock (the earlier of such dates being called the “Distribution Date”), the Rights will be evidenced, with respect to any of the Company’s Common Stock certificates outstanding as of the Record Date, by such Common Stock certificates. The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Company’s Common Stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued after the Record Date upon transfer or new issuance of the Company’s Common Stock will contain a notation incorporating the Rights Agreement by reference and the surrender for transfer of any of the Company’s Common Stock certificates outstanding as of the Record Date will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Company’s Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

The Rights are not exercisable until the Distribution Date. The Rights will expire at the close of business on June 22, 2012, unless earlier redeemed or exchanged by the Company as described below.

Exercise of Rights for Common Stock of the Company

In the event that a Person becomes an Acquiring Person, each holder of a Right will thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the Purchase Price of the Right. Notwithstanding any of the foregoing, following the occurrence of the event set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void.

Exercise of Rights for Shares of the Acquiring Company

In the event that, at any time following the Shares Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction, or (ii) 50% or more of the Company’s assets or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the Purchase Price of the Right.

Adjustments to Purchase Price

The Purchase Price payable, and the number of shares of Preferred Stock (or Common Stock or other securities, as the case may be) issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for shares of the Preferred Stock or convertible securities at less than the current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends out of earnings or retained earnings or dividends payable in the Preferred Stock) or of subscription rights or warrants (other than those referred to above).

With certain exceptions, no adjustment in the Purchase Price will be required until the earlier of (i) three years from the date of the event giving rise to such adjustment and (ii) the time at which cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares will be issued (other than fractional shares which are integral multiples of one one-thousandth of a share of Preferred Stock) and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

Redemption and Exchange of Rights

At any time prior to 5:00 P.M. New York City time on the tenth calendar day following the Shares Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $.001 per Right (the “Redemption Price”). Promptly upon the action of the Board of Directors of the Company electing to redeem the Rights, the Company shall make announcement thereof, and upon such action, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

At any time after the occurrence of the event set forth under the heading “Exercise of Rights for Common Stock of the Company” above, the Board of Directors may exchange the Rights (other than Rights owned by the Acquiring Persons which shall have become void), in whole or in part, at an exchange ratio of one share of Common Stock (or a fraction of a share of Preferred Stock having the same market value) per Right (subject to adjustment).

Until a Right is exercised or exchanged, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

Terms of the Preferred Stock

The Preferred Stock will rank junior to all other series of the Company’s preferred stock with respect to payment of dividends and as to distributions of assets in liquidation. Each share of Preferred Stock will have a quarterly dividend rate per share equal to the greater of $1.00 or 1000 times the per share amount of any dividend (other than a dividend payable in shares of Common Stock or a subdivision of the Common Stock) declared from time to time on the Common Stock, subject to certain adjustments. The Preferred Stock will not be redeemable. In the event of liquidation, the holders of the Preferred Stock will be entitled to receive a preferred liquidation payment per share of $1.00 (plus accrued and unpaid dividends) or, if greater, an amount equal to 1000 times the payment to be made per share of Common Stock, subject to certain adjustments. Generally, each share of Preferred Stock will vote together with the Common Stock and any other series of cumulative preferred stock entitled to vote in such manner and will be entitled to 1000 votes, subject to certain adjustments. In the event of any merger, consolidation, combination or other transaction in which shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or other property, each share of Preferred Stock will be entitled to receive 1000 times the aggregate amount of stock, securities, cash and/or other property, into which or for which each share of Common Stock is changed or exchanged, subject to certain adjustments. The foregoing dividend, voting and liquidation rights of the Preferred Stock are protected against dilution in the event that additional shares of Common Stock are issued pursuant to a stock split or stock dividend or distribution. Because of the nature of the Preferred Stock’s dividend, voting, liquidation and other rights, the value of the one one-thousandth of a share of Preferred Stock purchasable with each Right is intended to approximate the value of one share of Common Stock.

Amendments to Terms of the Rights

Any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the earlier of the Distribution Date or Shares Acquisition Date. After the earlier of the Distribution Date or Shares Acquisition Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, defect or inconsistency, or to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person); provided, however, that no supplement or amendment may be made after the earlier of the Distribution Date and the Shares Acquisition Date which changes those provisions relating to the principal economic terms of the Rights.

The Rights Agreement is filed as Exhibit 1 to the Company’s Form 8-A filed with the Securities and Exchange Commission on June 25, 2009, and incorporated herein by reference. The foregoing description of the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to such Exhibit 1 to the Company’s Form 8-A, which is hereby incorporated herein by reference.

Section 3 – Securities and Trading Markets

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 “Entry into a Material Definitive Agreement” of this Form 8-K is incorporated herein by reference.

Section 7 Regulation FD

Item 7.01	Regulation FD Dislosure.

On June 23, 2009, the Company issued a press release announcing the execution of the Shareholder Rights Agreement. A copy of the press release is furnished as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Exhibit
4.1	Rights Agreement, dated as of June 23, 2009, between Lydall, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent, and which includes Exhibit A, Certificate of Designation, Exhibit B, Form of Right Certficate and Exhibit C, Summary of Rights to Purchase Preferred Stock, filed as Exhibit 1 to the Company’s Form 8-A filed with the Securities and Exchange Commission on June 25, 2009, and incorporated herein by reference.

99.1	Press Release issued by the Company announcing the Shareholders Rights Agreement, dated June 23, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LYDALL, INC.

June 25, 2009	By:	/s/ THOMAS P. SMITH
Thomas P. Smith
Vice President, Chief Financial Officer & Treasurer

LYDALL, INC.

Index to Exhibits

Exhibit Number	Description of Exhibit
4.1	Rights Agreement, dated as of June 23, 2009, between Lydall, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent, and which includes Exhibit A, Certificate of Designation, Exhibit B, Form of Right Certificate and Exhibit C, Summary of Rights to Purchase Preferred Stock, filed as Exhibit 1 to the Company’s Form 8-A filed with the Securities and Exchange Commission on June 25, 2009, and incorporated herein by reference.

99.1	Press Release issued by the Company announcing the Shareholders Rights Agreement, dated June 23, 2009.